UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 5, 2006 (April 5, 2006)

Global Signal Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32168	65-0652634
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 North Cattlemen Road, Suite 300, Sarasota, Florida	34232
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (941) 364-8886

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 - FINANCIAL INFORMATION

Item 2.02 Results of Operations and Financial Condition

Pursuant to Regulation S-K, the table below presents Global Signal Inc.’s Ratio of Earnings to Fixed Charges and Preferred Share Dividends for the years 2005, 2004 and 2003.

GLOBAL SIGNAL INC.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED SHARE DIVIDENDS

(unaudited)

	For the Years Ended
	12/31/2003	12/31/2004	12/31/2005
Earnings
Pre-tax income (loss) from continuing operations before minority interest	$12,213,000	$6,584,000	$(38,811,000)
Add: Fixed charges	31,859,805	39,822,872	119,640,549
Less: Capitalized interest	379,000	115,000	116,000

Total earnings	$43,693,805	$46,291,872	$80,713,549

Fixed Charges
Interest Expense	$15,708,000	$22,554,000	$72,261,360
Capitalized interest	379,000	115,000	116,000
Interest factor in rents	11,040,805	11,588,872	38,167,189
Amortization of derivative settlement costs	—	1,153,000	914,000
Amortization of deferred debt costs	4,732,000	4,412,000	8,182,000

Total fixed charges	$31,859,805	$39,822,872	$119,640,549

Preferred stock dividend requirements (1)	0	0	0

Combined fixed charges and preferred stock dividend	$31,859,805	$39,822,872	$119,640,549

Ratio of earnings to fixed charges	1.37	1.16	0.67

Ratio of earnings to combined fixed charges and preferred stock dividends	1.37	1.16	0.67
___________
(1) We did not have any preferred capital outstanding for any of the periods presented

Shortfall of earnings to combined fixed charges	—	—	$38,927,000

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL SIGNAL INC.
(Registrant)

/s/ Jeffrey A. Klopf
Jeffrey A. Klopf
Executive Vice President, General Counsel and Secretary

Date: April 5, 2006